                                                                    Exhibit 4.4

                            REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of September 16, 1996, by and between U.S. Office Products Company, a Delaware corporation (the "Company"), and Quantum Partners LDC, a Cayman Islands limited duration company (the "Purchaser").

         WHEREAS, pursuant to a Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), by and among the Company and the Purchaser, the Company is issuing to the Purchaser 1,250,000 shares (the "Shares", which shall include for purposes of this Agreement any other security distributed in respect of such Shares, including by virtue of stock splits and similar transactions) of the Company's Common Stock, par value $.001 per share (the "Common Stock"); and

         WHEREAS, in order to induce the Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

         NOW, THEREFORE, the parties to this Agreement hereby agree as follows:


    1.   CERTAIN DEFINITIONS.

         (a) Capitalized terms used but not defined herein shall have the meanings given such terms in the Purchase Agreement.

         (b) The term "Holder" shall refer to (i) the Purchaser, (ii) each successor or assignee of Purchaser's rights hereunder, and (iii) each transferee or assignee of all or a portion of the Shares to the extent the Purchaser shall specify such person pursuant to this clause (iii) as a Holder.

         (c) The term "Restricted Share" shall refer to each Share until the date on which such Share (i) has been registered under the Act and disposed of in accordance with the Registration Statement, (ii) is distributed to the public pursuant to Rule 144 under the Act or is saleable pursuant to Rule 144(k) under the Act or (iii) is transferred otherwise in accordance with the Act such that the holder thereof has Shares that may be freely and publicly resold without registration or an available exemption.

    2.   SHELF REGISTRATION.

         (a) As promptly as practicable following execution hereof, the Company shall file with the Securities and Exchange Commission (the "Commission") and thereafter shall use its best efforts to cause to be declared effective a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale of the Restricted Shares by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such registration statement (hereafter, the "Registration Statement").

         (b) The Company shall use its best efforts to keep the Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by the Holders for a period of three years from the date hereof or such shorter period that will terminate when all the Shares covered by the Registration Statement have been sold pursuant to the Registration Statement or all Shares cease to be Restricted Shares (subject to extension as provided in Section 3(o)) (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its best efforts to keep the Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Shares covered thereby not being able to offer and sell such Restricted Shares pursuant to the Registration Statement during that period, unless such action is an event described in Section 3(b)(v) below or such action is required by applicable law or, to the extent required by applicable law, if it shall fail promptly to take such action as is reasonably necessary to permit such prospectus to once again be so usable.

         (c) Notwithstanding any other provisions hereof, the Company will ensure that (i) the Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Act and the rules and regulations thereunder, (ii) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the prospectus forming part of the Registration Statement, and any supplement to such prospectus, does not, at any time the same is used in connection therewith, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company shall have no responsibilities with respect to the adequacy of the information required to be provided to it pursuant to
Section 3(k).

         (d) Notwithstanding anything to the contrary contained herein, the Company shall not be required to include in the Registration Statement Restricted Shares of a Holder if such Holder fails to provide the information required to be provided by it, if any, pursuant to Section 3(k).

         3. REGISTRATION PROCEDURES. In connection with the Registration Statement, the following provisions shall apply:

         (a) The Company shall furnish to each Holder, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Holders reasonably may propose, except that such comments shall be proposed by one Holder who represents the Holders.

         (b) The Company shall advise the Holder who represents the Holders, and, if requested by such Holder, confirm such advice in writing (which advice pursuant to clauses (ii) -- (v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

         (i) when the Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post effective amendment thereto has become effective;

         (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

         (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

         (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

         (v) of the happening of any event that represents a fundamental change in the information set forth or incorporated by reference in the Registration Statement or that requires the making of any changes in the Registration Statement or the prospectus or the filing of any reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act") so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (c) The Company will use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

         (d) The Company will furnish to each Holder of Shares included within the coverage of the Registration Statement, without charge, copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference) in such number as such Holder may reasonably request from time to time.

         (e) The Company will deliver to each Holder of Shares included within the coverage of the Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of Shares in connection with the offering and sale of the Shares covered by the prospectus or any amendment or supplement thereto.

         (f) Prior to any public offering of Shares pursuant to the Registration Statement, the Company will use its best efforts to register or qualify or cooperate with the Holders of Shares and their respective counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions as such counsel reasonably requests in writing on behalf of such Holders and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Shares covered by the Registration Statement; PROVIDED, HOWEVER, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

         (g) The Company will cooperate with the Holders of Shares to facilitate the timely preparation and delivery of certificates representing Shares to be sold pursuant to the Registration Statement free of any restrictive legends and registered in such names as Holders may request in writing prior to sales of Shares pursuant to the Registration Statement.

         (h) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) hereof during the period for which the Company is required to maintain an effective Registration Statement, the Company will prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document as soon as possible so that, as thereafter delivered to purchasers of the Shares, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will comply with the Act and the rules promulgated thereunder.

         (i) The Company will upon request provide the Holders with printed certificates for the Shares in a form acceptable to the Holders.

         (j) The Company will comply with all applicable rules and regulations of the Commission and will make generally available to its security holders as soon as practicable but in any event not later than eighteen months after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act or Rule 158 promulgated thereunder.

         (k) The Company may require each Holder of Shares to be sold pursuant to the Registration Statement to furnish to the Company such information regarding the Holder, the shares of Common Stock beneficially owned by the Holder and the intended method of distribution of such Shares as the Company may from time to time reasonably require for inclusion in the Registration Statement, and the Company may exclude from such registration the Shares of any Holder that fails to furnish such information within a reasonable time after receiving such request.

         (l) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as Holders of a majority of Shares being sold or the managing underwriters (if any) shall reasonably request in order to facilitate the disposition of Shares pursuant to the Registration Statement; PROVIDED, HOWEVER, that the Company shall have no obligation to pay any discounts or underwriting commission.

         (m) The Company, if requested by Holders of a majority of the Shares being sold, or the managing underwriters (if any) in connection with the Registration Statement, shall use its best efforts to cause (i) its counsel to deliver an opinion relating to the Registration Statement and the Shares, in customary form addressed to such Holders and the managing underwriters, if any, thereof and dated the effective date of such Registration Statement; (ii) its officers to execute and deliver all customary documents and certificates requested by Holders of a majority of the Shares being sold or the managing underwriters (if any); and (iii) its independent public accountants to provide a comfort letter in customary form, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

         (n) The Company will use its best efforts to cause the Shares covered by the Registration Statement to be listed on each securities exchange, if any, or NASDAQ on which similar securities issued by the Company are then listed, if so requested by Holders of a majority of Shares covered by the Registration Statement, or by the managing underwriters, if any.

         (o) Each Holder of Shares agrees by acquisition of such Shares that, upon receipt of any notice of the Company pursuant to paragraphs (ii) through
(v) of Section 3(b) hereof, such Holder will discontinue disposition of such Shares pursuant to the Registration Statement until such Holder's receipt of copies of the supplemental or amended Prospectus contemplated by Section 3(h) hereof, or until advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed. If the Company shall give any notice under Section 3(b)(ii) - (v) during the Shelf Registration Period, such Shelf Registration Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Shares covered by the Registration Statement shall have received (x) the copies of the supplemental or amended Prospectus contemplated by Section 3(h) (if an amended or supplemental Prospectus is required) or (y) the Advice (if no amended or supplemental Prospectus is required).

         4. REGISTRATION EXPENSES. The Company will bear all expenses incurred in connection with the performance of its obligations under this Agreement (except as otherwise provided in the proviso to Section 3(l) hereof) and the Company will reimburse the Holders for the fees, disbursements and expenses of counsel (and any local counsel as reasonably required) chosen by the Holders of a majority of the Shares to be sold pursuant to a Registration Statement acting for the Holders in connection therewith.

         5.   INDEMNIFICATION.

         (a) The Company shall indemnify and hold harmless each of the Holders of Shares to be included in such registration against any losses, claims, damages or liabilities, joint or several, to which such Holder may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Shares were registered under the Act, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such Holder, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall reimburse such Holder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable to any such person in any such case to the extent that any such loss, claim, damage or liability (or actions in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or preliminary, final or summary prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, such person expressly for use in connection therewith.

         (b) The Company shall require, as a condition to including any Shares in the Registration Statement filed pursuant to Section 2 hereof and to entering into any underwriting agreement with respect thereto, that the Company shall have received an undertaking reasonably satisfactory to it from the Holder of such Shares and from each underwriter named in any such underwriting agreement, severally and not jointly, to (i) indemnify and hold harmless the Company and all other Holders against any losses, claims, damages or liabilities to which the Company or such other Holders may become subject under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such Holder, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter expressly for use in connection therewith and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that no such Holder shall be required to undertake liability to any person under this Section 5(b) for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder's Shares pursuant to such registration.

         (c)  Promptly after receipt by an indemnified party under Sections
5(a) or 5(b) hereof written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 5, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under the indemnification provisions of or contemplated by Sections 5(a) or 5(b) hereof. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Such indemnifying party shall not enter into any settlement with a party without obtaining an unconditional release of each indemnified party with respect to any and all claims against each indemnified party. An indemnified party shall not enter into any settlement without the consent of the indemnifying party which shall not be unreasonably withheld.

         (d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Sections 5(a) or 5(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5(d) were determined by pro rata allocation (even if the Holders or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such Holder from the sale of any Shares (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' and any underwriters' obligations in this Section 5(d) to contribute shall be several in proportion to the principal amount of Shares registered or underwritten, as the case may be, by them and not joint.

         (e) The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of each Holder, agent and underwriter and each person, if any, who controls any Holder, agent or underwriter within the meaning of the Act; and the obligations of the Holders and any underwriters contemplated by this Section 5 shall be in addition to any liability which the respective Holder or underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

         6. UNDERWRITTEN REGISTRATIONS. If any of the Restricted Shares covered by the Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority of such Restricted Shares included in such offering, subject to the consent of the Company, which consent will not be unreasonably withheld.

         No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Restricted Shares on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         7.   MISCELLANEOUS.

         (a) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the Shares. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of the Holders whose Shares are being sold pursuant to the Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority of the Shares being sold by such Holders pursuant to the Registration Statement.

         (b) OTHER AGREEMENTS. The provisions hereof are subject in all respects to the prior rights of certain persons set forth in the Registration Rights Agreement, dated as of May 22, 1996, by and among the Company and Robertson, Stevens & Company LLC and Natwest Securities Limited.

         (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery: (i) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 7(b), which, with respect to the Purchaser shall initially be: Quantum Partners LDC, c/o Curacao Corporation Company, N.V., Kaya Flamboyan 9, Willemstad, Curacao, Netherland Antilles (Telecopy: 011-599-9-322-001); copy to Soros Fund Management, 888 Seventh Avenue, Suite 3300, New York, New York 10106, Attention: Sean C. Warren, Esq. (Telecopy: 212-541-7751); and (ii) if to the Company: U.S. Office Products Company, 1440 New York Avenue, N.W., Suite 310, Washington, DC 20005, ATTENTION:
Mark D. Director (Telecopy: 202-628-9509). All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three business days after being delivered to a next-day air courier; when answered back, if faxed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

         (d) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         (e) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

         (f) GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) SEVERABILITY. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

                                  U.S. OFFICE PRODUCTS COMPANY


                                  By:  /s/Mark Director
                                       -----------------------
                                       Name: MARK DIRECTOR
                                       Title: EXECUTIVE VICE PRESIDENT

                                  QUANTUM PARTNERS LDC


                                  By:
                                       -----------------------
                                       Name:
                                       Title: